UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 26, 2010 (August 23, 2010)

CHINA INFORMATION SECURITY TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-34076	98-0575209
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

21st Floor, Everbright Bank Building,
Zhuzilin, Futian District,
Shenzhen, Guangdong, 518040
People's Republic of China
(Address of Principal Executive Offices)

(+86) 755 -8370-8333
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.03.

AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On August 26, 2010, China Information Security Technology, Inc. amended its certificate of incorporation to change its name to China Information Technology, Inc. (the "Company"). The amendment was approved by the Company’s board of directors and by the Company’s stockholders at a special meeting of stockholders held on August 23, 2010. For more details regarding the special meeting of the Company’s stockholders see the Company’s disclosure at Item 5.07 herein.

In connection with the name change, the ticker symbol for the Company’s common stock, which is listed on the NASDAQ Global Select Market, was changed to “CNIT,” effective as of August 26, 2010.

ITEM 5.07.

SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On Monday, August 23, 2010, the Company’s stockholders approved at a Special Stockholder Meeting (the "Special Meeting"), the amendment of the Company’s certificate of incorporation to change its name from “China Information Security Technology, Inc.” to “China Information Technology, Inc.” Proxies for the Special Meeting were solicited pursuant to the Company's proxy statement filed on July 12, 2010 with the Securities and Exchange Commission under Section 14(a) of the Securities Exchange Act of 1934.

A total of 39,968,112 shares were represented in person or by proxy, or 77.14% of the total shares outstanding. The stockholders approved the proposal to change the Company’s name to “China Information Technology, Inc.” as follows:

Proposal	For	Against	Abstain
To approve the amendment of the Company’s Certificate of Incorporation and adoption of the Certificate of Amendment to change the Company’s name to “China Information Technology, Inc.”	39,942,952	19,723	5,437

The Company’s press release related to the foregoing events is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENT AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated August 26, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA INFORMATION SECURITY
TECHNOLOGY, INC.

Dated: August 26, 2010	By: /s/ Jiang Huai Lin
Jiang Huai Lin
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated August 26, 2010